UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2022
Olaplex Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Address Not Applicable1
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 691-0776
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 23, 2022, Olaplex, Inc. (the “Company”), an indirect wholly owned subsidiary of Olaplex Holdings, Inc., together with Penelope Intermediate Corp. (“Holdings”) acting as the parent guarantor, entered into a Credit Agreement, dated as of February 23, 2022 (the “Credit Agreement”), by and among the Company, Holdings, Goldman Sachs Bank USA (“Goldman Sachs”), as administrative agent (the “Administrative Agent”), collateral agent and swingline lender, and each lender and issuing bank from time to time party thereto (the “Lenders”).
The Credit Agreement replaces the Credit Agreement, dated as of January 8, 2020 (as amended by that certain First Incremental Amendment, dated as of December 18, 2020, the “2020 Credit Agreement”), by and among the Company, Holdings, MidCap Financial Trust, as administrative agent and collateral agent, and each lender and issuing bank from time to time party thereto.
Under the Credit Agreement, the Lenders have agreed to extend credit to the Company in the form of (i) Term B loans in an aggregate principal amount equal to $675,000,000 (the “Term B Loans”) in U.S. dollars and (ii) a revolving credit facility in an aggregate principal amount of $150,000,000 (the “Revolving Credit Facility” and, together with the Term B Loans, the “Credit Facilities”) available in U.S. dollars and Euros. At the closing of the Credit Facilities, the full amount of the Term B Loans were drawn and the Revolving Credit Facility was undrawn. The Revolving Credit Facility contains a letter of credit sub-facility in an aggregate principal amount of $25,000,000, and a swingline sub-facility in an aggregate principal amount of $25,000,000.
The amounts drawn under the Credit Facilities at closing were used to repay all of the term loans outstanding under the 2020 Credit Agreement and to pay the fees and expenses of the transaction.
The Term B Loans mature on February 23, 2029. The Term B Loans are repayable in mandatory quarterly installments equal to $1,687,500, with the balance payable at maturity. The Revolving Credit Facility matures on February 23, 2027.
Borrowings under the Credit Facilities bear interest at rates based on the ratio of (i) the Company and its subsidiaries’ consolidated first lien net indebtedness to (ii) the Company and its subsidiaries’ consolidated EBITDA for applicable periods specified in the Credit Facilities (the “First Lien Leverage Ratio”). The interest rate per annum applicable to the loans under the Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable rate and, at the Company’s election from time to time, (1) a base rate determined by reference to the highest of (a) the rate of interest publicly announced by the Administrative Agent as its “prime rate” in effect at its principal office in New York City (or if the Administrative Agent has no “prime rate,” the rate last quoted by the Wall Street Journal as the “prime rate” or, if the Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the federal reserve board in federal reserve statistical release H.15 (519) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein or any similar release by the federal reserve board), (b) the greater of the (x) federal funds effective rate and (y) overnight bank funding rate, plus 0.50% and (c) one-month adjusted secured overnight financing rate (“SOFR”) plus 1.00%, (2) an adjusted SOFR determined by reference to the higher of (a) a rate equal to the SOFR in the form of a term rate published by the CME Term SOFR administrator (or any successor thereof) for an interest period of one, three or six months (or if such term rate is unavailable, a daily simple rate for an interest payment period of one, three or six months published by the federal reserve board of New York) two U.S. government securities business days prior to the commencement of such tenor (plus, solely with respect to the Term B Loans, a credit spread adjustment of 0.10% for all such interest periods) and (b) 0.00%, with respect to the Revolving Credit Facility and, 0.50%, with respect to Term B Loans, and (3) with respect to a borrowing in Euros under the Revolving Credit Facility, a euro interbank offered rate (“EURIBOR”) determined by reference to the higher of (a) the Euro interbank offered rate administered by the European Money Markets Institute (or any successor thereof) for a period equal to one, three, six, or, if available to all relevant affected Lenders, twelve months or a shorter period (as selected by the Company) appearing on Reuters Screen EURIBOR01 Page (or otherwise on the Reuters screen) two target days prior to the
1 Olaplex Holdings, Inc. is a fully remote company. Accordingly, it does not maintain a principal executive office.

commencement of the applicable interest period and (b) 0.00%. The Revolving Credit Facility and swingline loans (which must be in base rate) have applicable rates equal to (x) 2.75%, in the case of base rate loans, 3.75%, in the case of adjusted SOFR loans and 3.75%, in the case of EURIBOR loans, if the First Lien Leverage Ratio is greater than 1.20:1.00, and (y) 2.50%, in the case of base rate loans, 3.50%, in the case of adjusted SOFR loans and 3.50%, in the case of EURIBOR loans, if the First Lien Leverage Ratio is less than or equal to 1.20:1.00. The Term B Loans have applicable rates equal to (x) 2.75%, in the case of base rate loans, and 3.75%, in the case of adjusted SOFR loans, if the First Lien Leverage Ratio is greater than 1.20:1.00, and (y) 2.50%, in the case of base rate loans, and 3.50%, in the case of adjusted SOFR loans, if the First Lien Leverage Ratio is less than or equal to 1.20:1.00.
The Company must pay the Administrative Agent a quarterly commitment fee based upon the product of (i) the applicable rate as described below and (ii) the average daily amount of the unused revolving commitments. The Company also must pay the issuing banks fees based upon the amount available to be drawn under such letters of credit.
The applicable rate under the Credit Facilities with respect to the commitment fee described in the immediately preceding paragraph is equal to (x) 0.50% if the First Lien Leverage Ratio is greater than 1.20:1.00, (y) 0.375% if the First Lien Leverage Ratio is less than or equal to 1.20:1.00 but greater than 0.70:1.00, and (z) 0.25% if the First Lien Leverage Ratio is less than or equal to 0.70:1.00.
The Credit Agreement contains a number of covenants that, among other things, restrict the Company’s ability to (subject to certain exceptions) (i) pay dividends and distributions or repurchase its capital stock, (ii) prepay, redeem, or repurchase certain indebtedness, (iii) incur additional indebtedness and guarantee indebtedness, (iv) create or incur liens, (v) engage in mergers, consolidations, liquidations or dissolutions, (vi) sell, transfer or otherwise dispose of assets, (vii) make investments, acquisitions, loans or advances and (viii) enter into certain transactions with affiliates. The Credit Agreement also includes, among other things, customary affirmative covenants (including reporting covenants) and events of default (including a change of control) for facilities of this type. In addition, the Credit Agreement includes a springing first lien leverage ratio financial covenant, which is applicable only to the lenders under the Revolving Credit Facility. Such affirmative and negative covenants and events of default are substantially similar to those contained in the 2020 Credit Agreement, subject to certain exceptions and thresholds set forth in the Credit Agreement. The Credit Facilities are secured by substantially all of the assets of the Company and the other guarantors, subject to certain exceptions and thresholds, which is substantially the same as the collateral that secured the obligations under the 2020 Credit Agreement.
The foregoing is a summary of the terms of the Credit Agreement, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
The Credit Agreement has been included as an exhibit to this Current Report on Form 8-K to provide information regarding its terms. The Credit Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Credit Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Credit Agreement
As discussed in Item 1.01 above, on February 23, 2022, the Company, Holdings, Goldman Sachs and the Lenders entered into the Credit Agreement, which provides for Term B Loans in an aggregate principal amount equal to $675,000,000 and the Revolving Credit Facility in an aggregate principal amount equal to $150,000,000.

The description of the material terms of the Credit Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
ITEM 7.01 Regulation FD Disclosure.
On February 23, 2022, the Company issued a press release announcing the entry into the Credit Agreement and the incurrence of $675,000,000 in Term B Loans. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Credit Agreement, dated February 23, 2022
99.1	Press Release dated February 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: February 23, 2022	Olaplex Holdings, Inc.

	By:	/s/ JuE Wong
	Name:	JuE Wong
	Title:	President and Chief Executive Officer